Exhibit 99.1

             Annual Compliance Letter for Certificate Series 1997-C1

March  23, 1998



LaSalle National Bank, as Trustee           ABN AMRO Bank N.V., as
Fiscal Agent
135 South LaSalle Street, Suite 200         135 South LaSalle Street,
Suite 200
Chicago, Illinois 60603                     Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services

Fitch Investors Service, Inc.,               Moody's Investors Service
Inc.,
as Rating Agency.,                           as Rating Agency
One State Street Plaza
31st Floor                                   99 Church Street, 10th
Floor
New York, NY 10004                           New York, NY 10007
Attention: Deborah Sief                      Attention: Tad Phillips

Standard & Poor's Ratings Services, as Rating Agency
Financial Institutions/Mortgages Group
25 Broadway
New York, NY 10004
Attention: Karen Bailey

        Re:   Annual Statement as to Compliance
             Mortgage Pass  Through Certificates, Series 1997-C1

In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement") dated June 1, 1997, entered into in connection with the above-referenced Certificates, the undersigned officer of GE Capital Asset Management Corporation, now named GE Capital Loan Services, Inc. (the "Master Servicer") hereby certifies that (i) a review of the activities of the Master Servicer during the period of time commencing June 1, 1997 and continuing through December 31, 1997, and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such period, and (iii) the Master Servicer has received notice regarding qualification, or challenge to the status, of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body .


/S/Robert W. Bailey
---------------------------------------------------------------
Robert W. Bailey, Vice President and Treasurer,
on behalf of GE Capital Loan Services, Inc., in its
capacity as Master Servicer